THE BEAR STEARNS COMPANIES INC.
                                 IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue

Registration No. 333-121744
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 1
(To Prospectus dated February 2, 2005
and Prospectus Supplement dated February 2, 2005)
Trade Date: February 7, 2005
Issue Date: February 10, 2005
The date of this Pricing Supplement is February 7, 2005

Fixed Rate Notes
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                                                                                                                           Interest
                                                                      Price to    Discounts &                               Payment
     CUSIP#                Interest Rate              Maturity Date    Public     Commissions   Reallowance     Dealer     Frequency
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
   07387EGY7                   5.45%                    2/15/2030     100.00%        2.50%         0.350%       98.00%        Semi
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

                                              Subject to Redemption
                                              ---------------------
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                  First Interest                                                                          Aggregate
 First Interest      Payment      Survivor's                                                              Principal
  Payment Date       Amount        Option     Yes/No             Date and Terms of Redemption               Amount      Net Proceeds
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
   8/15/2005         $28.01          Yes       Yes    Commencing on 2/15/2010 and on the 15th of each     $2,945,000     $2,871,375
                                                      month thereafter until Maturity, the Notes may be
                                                      called in whole at par at the option of the
                                                      Company on ten calendar days notice.
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

                                       ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.